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UHY	Mann Frankfort Stein & Lipp Certified Public Accountants

A limited Liability Partnership
12 Greenway Plaza, Suite 1202 Houston, TX 77046-1289
		Phone	713-561-6500
		Fax	713-968-7128
		Web	www.uhy-us.com

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated January 18, 2005, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in Noble Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the Securities and Exchange Commission.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

May 13, 2005
Houston, Texas

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM